UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 17, 2005
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 17, 2005, Electro Energy, Inc. (the "Company") entered into a Stock Purchase Agreement with In-Q-Tel, Inc. and In-Q-Tel's EIP (In-Q-Tel), pursuant to which In-Q-Tel has agreed to purchase 241,692 shares of unregistered common stock of EEEI and warrants to purchase 75,829 shares of unregistered common stock of EEEI at an exercise price of $3.11 per share. The warrants are currently valued at $160,000. The total purchase price for the stock and warrants is $800,000 and is expected to be paid over the course of 14 months following the closing, conditioned upon EEEI achieving certain development milestones. EEEI intends to direct the proceeds toward research and development to demonstrate the incorporation of Bipolar Li-ion Cell Technology into Bipolar Lithium Ion Batteries.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.   EXHIBITS.

(c)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report:

Exhibit No.	Description

2.1	Stock Purchase Agreement by and among Electro Energy, Inc. as Seller and In-Q-Tel, Inc. and In-Q-Tel EIP, as Purchasers, dated as of October 17, 2005. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit to the Stock Purchase Agreement.

99.1	Press Release dated October 20, 2005

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

By:

Name: Martin G. Klein
Title: Chairman and Chief Executive Officer

Dated: October 20, 2005